                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]


Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12


                      SAFETY COMPONENTS INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
                                                                        --------

    (2) Aggregate number of securities to which transaction applies:
                                                                      ----------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                    ------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:
                                                          ----------------------

    (5) Total fee paid:
                         -------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:
                                  ----------------------------------------------

    (2)  Form, Schedule or Registration Statement No.:
                                                      --------------------------

    (3)  Filing Party:
                        --------------------------------------------------------

    (4)  Date Filed:
                        --------------------------------------------------------

                      SAFETY COMPONENTS INTERNATIONAL, INC.
                                CORPORATE CENTER
                                41 STEVENS STREET
                        GREENVILLE, SOUTH CAROLINA 29605

                             -----------------------


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                 APRIL 11, 2001


                            ------------------------


        NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Safety Components International, Inc. (the "Company") will be held at 2:00 p.m., local time, on April 11, 2001, at the offices of Deloitte & Touche LLP, 1100 Carillon Building, 227 West Trade Street, Charlotte, North Carolina 28202, for the following purposes:

         1. To consider and vote upon the Safety Components International, Inc. 2001 Stock Option Plan (the "Plan") authorizing the issuance of up to 900,000 shares of the Company's Common Stock under the Plan to key employees, including officers, and/or to directors and consultants.


         2. To consider and vote upon certain cash payments payable to, and decreases in the exercise price of certain stock options to be granted pursuant to the Plan for the benefit of, members of the Company's management under employment agreements and/or severance arrangements entered into by the Company, in the event of a change of control of the Company.

         3. To transact such other business as may properly come before the meeting.


         Only holders of record of the Company's Common Stock at the close of business on March 16, 2001 are entitled to notice of, and to vote at, the meeting and any adjournment thereof. Such stockholders may vote in person or by proxy.


         STOCKHOLDERS WHO FIND IT CONVENIENT ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IF YOU ARE NOT ABLE TO DO SO AND WISH THAT YOUR STOCK BE VOTED, YOU ARE REQUESTED TO FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                        By Order of the Board of Directors,



                                        /s/ Brian P. Menezes

                                        Brian P. Menezes
                                        Secretary


March 26, 2001

                      SAFETY COMPONENTS INTERNATIONAL, INC.
                            NOTICE TO WARRANTHOLDERS
                            PURSUANT TO SECTION 5.09
                              OF WARRANT AGREEMENT



        NOTICE IS HEREBY GIVEN, pursuant to Section 5.09 of that certain Warrant Agreement (the "Warrant Agreement") dated as of October 11, 2000 by and between Safety Components International, Inc. (the "Company") and Continental Stock Transfer and Trust Company (the "Warrant Agent"), as agent for holders of Warrants issued by the Company thereunder, that the Company anticipates, on or about April 26, 2001, granting options to purchase approximately 522,100 shares of $.01 par value common stock of the Company under its 2001 Stock Option Plan, subject to approval of its stockholders, at a meeting of stockholders currently scheduled for April 11, 2001.


        It is not anticipated that the issuance of stock options shall result in any adjustment in the number of shares issuable upon exercise of the Warrants or the Exercise Price thereof, pursuant to the provisions of Section 5 of the Warrant Agreement.


March 26, 2001





                                        Safety Components International, Inc.



                                        /s/ Brian P. Menezes

                                        Brian P. Menezes
                                        Secretary

                      SAFETY COMPONENTS INTERNATIONAL, INC.
                                CORPORATE CENTER
                                41 STEVENS STREET
                        GREENVILLE, SOUTH CAROLINA 29605


                            ------------------------

                                 PROXY STATEMENT


         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Safety Components International, Inc., a Delaware corporation (the "Company"), of proxies to be used at the Special Meeting of Stockholders (the "Special Meeting") of the Company to be held at 2:00 p.m., local time, on April 11, 2001, at the offices of Deloitte & Touche LLP, 1100 Carillon Building, 227 West Trade Street, Charlotte, North Carolina 28202, and at any adjournment thereof. The purposes of the meeting are:

         1. To consider and vote upon the Safety Components International, Inc. 2001 Stock Option Plan (the "Plan") authorizing the issuance of up to 900,000 shares of the Company's Common Stock under the Plan to key employees, including officers, and/or to directors and consultants.

         2. To consider and vote upon certain cash payments payable to, and decreases in the exercise price of certain stock options to be granted pursuant to the Plan for the benefit of, members of the Company's management under employment agreements and/or severance arrangements entered into by the Company, in the event of a change of control of the Company (the "Parachute Payments").


         3. To transact such other business as may properly come before the meeting.

        If proxy cards in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted as instructed on the proxy. If no instructions are given, such shares will be voted
(i) FOR approval of the Plan, and (ii) FOR approval of the Parachute Payments. Shares represented by proxy cards in the accompanying form shall also be voted in the discretion of the Proxies named in the proxy card on any other proposals to properly come before the meeting or any adjournment thereof. Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Secretary of the Company, or by the vote of a stockholder cast in person at the meeting. The approximate date of mailing of this Proxy Statement is March 26, 2001.

                                     VOTING

        Holders of record of Common Stock on March 16, 2001 will be entitled to vote at the Special Meeting or any adjournment thereof. A majority of outstanding shares as of the record date will constitute a quorum for the transaction of business. As of March 16, 2001 there were 5,000,000 shares of Common Stock outstanding and entitled to vote. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Each share of Common Stock entitles the holder thereof to one vote on all matters to come before the Special Meeting.

        The favorable vote of more than 75% of the shares of the outstanding Common Stock of the Company is necessary to approve (i) the Plan, and (ii) the Parachute Payments. Accordingly, abstentions and broker non-voters are effectively counted as votes against the proposals being considered.

       The Board of Directors recommends a vote FOR each of the proposals set forth above and described below.

                 ITEM 1. APPROVAL OF THE 2001 STOCK OPTION PLAN


       The Board of Directors and the Compensation Committee, as of March 5, 2001, adopted the Safety Components International, Inc. 2001 Stock Option Plan, subject to the approval of the Company's stockholders to the extent required by
Section 422, Section 162(m) and Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan is intended to provide key employees, including officers, and directors and consultants of the Company, with incentives and rewards to encourage them to continue in their service to the Company. A copy of the Plan has been submitted to the Securities and Exchange Commission with this Proxy Statement and the following summary of the Plan is qualified in its entirety by reference to the Plan.

        The Compensation Committee (currently comprised of Messrs. Andy Goldfarb, as Chairman, Ben E. Waide and Carroll R. Wetzel, Jr.) (or from time to time a subcommittee thereof) shall administer the Plan and shall determine, among other things, the persons who are to be granted options and the terms of the options. Subject to the terms and conditions of the Plan, the Compensation Committee has the authority to establish rules and regulations, make determinations and interpretations and take such other administrative actions as it deems necessary or advisable for the administration of the Plan.


        Under the Plan, the Compensation Committee, in its discretion, has the authority to grant options to purchase up to 900,000 shares of the Common Stock. This number of shares of Common Stock reserved for issuance under the Plan is subject to adjustment in the event of a recapitalization or reorganization of the Company, a stock split, stock dividend or similar event as provided in the Plan. No person can be granted options under the Plan in any calendar year to purchase more than 210,000 shares of Common Stock (subject to adjustment as described above with respect to the number of shares reserved under the Plan). It is anticipated that immediately following the Special Meeting, subject to stockholder approval of the Plan, nonstatutory options to purchase a total of approximately 489,600 shares of Common Stock, to become exercisable over a period of three years from the date of grant, will be granted by the Compensation Committee to approximately 50 employee participants under the Plan, including four executive officers. It is also intended that immediately following the Special Meeting, nonstatutory options to purchase a total of 32,500 shares of Common Stock will be granted to the Company's outside directors (10,000 for Mr. Wetzel, as Chairman, and 7,500 for each of the other outside directors), consistent with understandings reached at the time of their appointment to the Board in connection with the Chapter 11 Cases (as defined below). For additional information, see the "New Plan Benefits" table below.

        An option granted under the Plan (evidenced by an agreement in a form approved by the Compensation Committee) entitles the participant to purchase shares of Common Stock at a set option exercise price determined by the Compensation Committee. Unless designated by the Compensation Committee in its discretion as "incentive stock options" ("ISOs") intended to qualify under
Section 422 of the Code, options granted pursuant to the Plan are intended to be nonstatutory stock options.

         The exercise price and the term of options granted pursuant to the Plan are determined by the Compensation Committee at the time of grant. However, in the case of an ISO and/or in the case of any option intended to qualify as "performance based compensation" for purposes of Section 162(m) of the Code, the exercise price per share may not be less than the fair market value of a share of Common Stock on the date of grant of the option. The term of an option may not exceed ten years from the date of grant. In the case of an ISO granted to any holder on the date of grant of more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price may not be less than 110% of the fair market value of the Common Stock on the date of grant and the term of the option may not exceed five years from the date of grant. In any event, all options granted under the Plan will expire on October 31, 2010 and may not be exercised after that date. Option agreements may provide for the exercise of options, in whole or in part, from time to time during the term of the option or in such installments as the Compensation Committee may determine, subject to earlier expiration upon the occurrence of certain events as provided in the Plan, such as termination of service.


         The exercise price of shares of Common Stock purchased upon the exercise of an option may be paid: (1) in cash, (2) subject to disallowance by the Compensation Committee, by surrender of other shares of Common Stock having a fair market value on the date of exercise equal to such exercise price or partly by surrender of shares of Common Stock with the balance in cash, (3) subject to the discretion of the Compensation Committee, by means of a "cashless exercise" or (4) in any other form of consideration that may be approved by the Compensation Committee from time to time and permitted by applicable laws.

        In general, upon a participant's termination of service, all options granted to such participant that are not then vested and exercisable shall expire and terminate. If a participant's termination of service is by reason of the participant's death or Disability (as defined in the Plan), such participant's vested options generally shall remain exercisable for ninety days following termination. If termination of service is due to Involuntary Termination Without Cause (as defined in the Plan), such participant's vested options generally shall remain exercisable for thirty days following termination (or in certain cases, such vested options may be exchanged within thirty days for stock appreciation rights that become exercisable in the event there is a change of control within twenty-four months of the termination of service). If a participant's service terminates for reasons other than death, Disability, or Involuntary Termination Without Cause, all of such participant's options generally shall expire and terminate as of the date of termination of service. However, the Compensation Committee has the discretion to provide for shorter or longer exercise periods following a termination of employment and also may accelerate the vesting of an option. In no event can an option be exercised after the expiration of its term.

        Options granted under the Plan generally cannot be transferred or assigned by the participant, other than by will or the laws of descent and distribution, and are exercisable during his or her lifetime only by the participant. Notwithstanding the foregoing, the Compensation Committee may allow nonstatutory stock options to be transferred without consideration to certain family members or family-related trusts, foundations or other entities, subject to the conditions and restrictions specified by the Compensation Committee.

        Upon the occurrence of certain events involving a recapitalization or reorganization of the Company, stock split, stock dividend or similar event, the Compensation Committee will make appropriate adjustments to the number of shares covered by each outstanding option and the per share exercise price thereof. The Compensation Committee may provide in its grant of an option that the exercisability and/or vesting of the option will be accelerated in connection with an event constituting a "change of control" as described in the option agreement.

        Nonstatutory options granted under the Plan may include the right to acquire a "reload" option. In such a case, if a participant pays all or part of the exercise price of a nonstatutory option with shares of Common Stock held by the participant for at least six months, then upon exercise of the option, the participant is granted a second option to purchase, at the fair market value as of the date of exercise of the first option, the number of whole shares used by the participant in payment of the exercise price of the first option.

         The Board of Directors of the Company may at any time suspend, discontinue or terminate the Plan or revise or amend it in any respect (subject to any stockholder approval requirements). Unless terminated earlier by the Board of Directors, the Plan will terminate on October 31, 2010.


        Set forth below is information with respect to options anticipated to be granted immediately following the Special Meeting, subject to stockholder approval of the Plan, to the Named Executives (as defined below) and other specified groups under the Plan.


                                NEW PLAN BENEFITS
          SAFETY COMPONENTS INTERNATIONAL, INC. 2001 STOCK OPTION PLAN


Name and Position                                                Dollar Value ($)(1)     No. of Units (2)
-----------------------------------------------------------------------------------------------------------

Current Officers, etc.
John C. Corey                                                            -----                 173,200
     Chief Executive Officer and President
Stephen B. Duerk                                                         -----                  71,000
     Vice President; President North American
     Automotive Group
Brian P. Menezes                                                         -----                  75,000
     Vice President and Chief Financial Officer
All current executive officers as a group                                -----                 324,900
All current non-executive officer directors as a group                   -----                  32,500
All current non-executive officer employees as a group                   -----                 164,700

Former Officers
Robert A. Zummo                                                          -----                  -----
     Formerly Chief Executive Officer and President
Victor Guadagno                                                          -----                  -----
     Formerly Vice President; President, Systems Group
Jeffrey J. Kaplan                                                        -----                  -----
     Formerly Executive Vice President and Chief
     Financial Officer


(1) The dollar value of each of the options granted is not determinable due to the absence of an active trading market for the Common Stock.

(2) All options anticipated to be granted under the Plan immediately following the Special Meeting to Messrs. Corey and Menezes will have an exercise price of $8.75 per share. Options to be granted to Mr. Duerk are expected to have an exercise price of $8.75 per share, subject to adjustment to $.01 per share in the event of a change of control as described in the option agreements, with respect to 25,500 shares and $8.75 with respect to 45,500 shares. Options to be granted to executive officers as a group are expected to have an exercise price of $8.75 per share, subject to adjustment to $.01 per share in the event of a change of control as described in the option agreements, with respect to 28,900 shares and $8.75 with respect to 296,000 shares. Options to be granted to non-executive officer directors are expected to have an exercise price of $8.75 per share, subject to adjustment to $.01 per share in the event of a change of control as described in the option agreements. Options to be granted to non-executive officer employees as a group are expected to have an exercise price of $8.75 per share, subject to adjustment to $.01 per share in the event of a change of control as described in the option agreements, with respect to 79,400 shares and $8.75 with respect to 85,300 shares. It is anticipated that all such options will have a term running to October 31, 2010, subject to earlier termination as described above.

FEDERAL INCOME TAX CONSEQUENCES

        The following summary generally describes the federal income tax consequences to participants and the Company of options granted under the Plan and is based on current laws and regulations. The summary is general in nature and is not intended to cover all tax consequences that could apply to a particular participant or the Company.

         No federal taxable income is recognized by a Plan participant upon the grant of a nonstatutory stock option or stock appreciation right. A holder of a nonstatutory option will, however, recognize ordinary income in the year in which the option is exercised in the amount by which the fair market value of the purchased shares on the date of exercise exceeds the option exercise price. Additionally, any appreciation in the value of the purchased shares after the date of exercise will be taxed as capital gains when such stock is ultimately sold. A holder of a stock appreciation right will recognize ordinary income in the year in which the stock appreciation right is exercised equal to the amount paid to the participant upon such exercise. The Company is entitled to a compensation expense deduction at the time when such option or stock appreciation right is exercised equal in amount to the ordinary income recognized by the participant.

        If the option exercise price under any nonstatutory stock option is paid for by surrendering shares of Common Stock previously acquired, then the participant will recognize ordinary income on the exercise as described above (any shares acquired under the option in excess of the number of shares surrendered being treated as having been acquired without consideration), but will not recognize any taxable gain or loss on the difference between the participant's basis in the surrendered shares and their current fair market value. For federal income tax purposes, newly acquired shares equal to the number of shares surrendered will have the same basis and holding period as the surrendered shares. Any additional newly acquired shares will have a basis equal to their fair market value at exercise and their holding period will begin at the date of exercise as described above.

        With respect to an ISO that is issued under the Plan, the participant will generally not recognize any taxable income at the time of grant or at the time the option is exercised provided the option is exercised while the participant is an employee or within three months thereafter, but the participant must treat the excess of the fair market value on the date of exercise over the exercise price as an item of tax adjustment for alternative minimum tax purposes. If the Common Stock acquired as a result of the exercise is held for a period of one year after the ISO is exercised and a period of two years after the ISO is granted, the disposition of such Common Stock will ordinarily result in capital gains or losses to the holder for federal income tax purposes equal to the difference between the amount realized on disposition of the Common Stock and the exercise price. If the participant sells the Common Stock acquired as a result of the ISO exercise prior to the expiration of the one and two year holding periods described above, a portion of any gain resulting from such sale will be taxed as ordinary income. The portion so taxed is equal to the excess of the fair market value of the shares when the ISO is exercised over the option exercise price, or if less, the entire gain. Any additional gain upon the sale of the stock will be taxed as a capital gain. The Company will be entitled to deduct as compensation expense only the amount of appreciation treated as ordinary income by the participant.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

        Each of the non-employee directors and the executive officers of the Company have a direct interest in the approval of the Plan, which will make 900,000 shares of Common Stock issuable under the Plan available to key employees, including officers, and to directors and consultants. Options to purchase 489,600 shares of Common Stock are expected to be issued immediately following the Special Meeting to key employees, including officers, subject to approval by the stockholders of the Company, and options for 32,500 shares in the aggregate are to be issued to the Company's non-employee directors.

                     ITEM 2. APPROVAL OF PARACHUTE PAYMENTS
                             UPON CHANGE OF CONTROL


        The Company is seeking approval of certain payments to John C. Corey, the Company's President and Chief Executive Officer; Stephen B. Duerk, President of the Company's North American Group; Brian P. Menezes, the Company's Vice President and Chief Financial Officer; the Company's executive officers generally; and approximately 8 other key employees, subject to adjustment.


        Under the "golden parachute" rules of Code Section 280G, certain compensatory payments that are contingent upon a change of control of a company, otherwise known as excess parachute payments, will not be deductible for federal income tax purposes by the Company. In addition, Code Section 4999 imposes a 20% excise tax on the recipient of any excess parachute payment. The Code and the Treasury Regulations promulgated thereunder provide a methodology to determine the present value of severance and other change of control bonus payments for purposes of determining whether such items constitute excess parachute payments.


        The golden parachute rules are applicable if certain conditions are satisfied. First, the compensatory payments must be made to a "disqualified individual". A disqualified individual includes any employee, independent contractor or other person who provides service to the Company who is (a) an officer of the Company, (b) a stockholder that owns Company stock having a value equal to the lesser of $1,000,000 or 1% of the value of the Company's stock, or
(c) highly compensated (i.e. among the highest paid 1% of the Company's employees, or if less, the highest paid 250 employees). Second, the amount of the payment generally must exceed 3 times the person's average annual compensation for the period consisting of the most recent 5 taxable years ending prior to the change of control transaction.

        In the case of a company whose stock is not readily tradable on an established securities exchange, the detrimental effects of the golden parachute rules may be avoided if payments possibly subject to the golden parachute rules are approved by a vote of the stockholders of the company who own, immediately before the change of control transaction, more than 75% of the voting power of the capital stock of the company, disregarding shares owned, actually or constructively, by the disqualified individuals who are to receive the payments subject to the golden parachute rules. In order to avoid the effect of the golden parachute rules under this stockholder approval rule, proposed Treasury Regulations require that (a) stockholders must receive full and truthful disclosure of the material facts and such additional information as is necessary to make the disclosure not materially misleading at the time the disclosure was made, and (b) stockholder vote must determine the right of the particular person to receive or retain the payment. Accordingly, the Company's Board of Directors is seeking stockholder approval of the change of control bonuses and severance payments to Messrs. Corey, Duerk and Menezes and the other individuals who are provided with severance arrangements as described in this proxy statement. The Company believes that these payments and the decrease in the exercise price of certain stock options described and referenced below are the only substantial items to which the golden parachute rules might otherwise apply.

        It is proposed that Messrs. Corey, Duerk and Menezes will enter into employment agreements with the Company, and that other key employees will be granted rights to severance pay as described in this proxy statement under "New Employment Arrangements", following approval at the Special Meeting as described above in order to qualify for the exception to Code ss. 280G. A special change of control bonus is payable to Messrs. Corey and Menezes as indicated in the table below and in the description under "New Employment Arrangements". In addition, certain severance payments and health care continuation premium payments are payable to Messrs. Corey, Duerk and Menezes and certain other key employees as described under "New Employment Arrangements" and summarized below. Finally, in the event of a change of control, the stock options granted to Mr. Duerk and certain other key employees will have their exercise price reduced to $.01 per share (from a $8.75 per share exercise price) as described in footnote 2 to the "New Plan Benefits" table in "Item 1. 2001 Stock Option Plan" and referenced the "New Plan Benefits" table below.


                                NEW PLAN BENEFITS
                               PARACHUTE PAYMENTS


                                                       Dollar Value of       Dollar Value of      Maximum Dollar Value
                                                      Special Change of    Decrease in Option    of Severance Payments
                 Name and Position                      Control Bonus       Exercise Price (1)            (2)
----------------------------------------------------------------------------------------------------------------------

Current Officers, etc.
John C. Corey                                             $   961,400              ----               $   630,000
Stephen B. Duerk                                             ----               $222,870              $   273,000
Brian P. Menezes                                          $   393,300                                 $   285,000
All current executive officers as a group                 $ 1,354,700           $252,586              $ 1,288,000
All current non-executive officer directors                  ----               $284,050                  ----
     as a group
All current non-executive officer employees                  ----               $693,956              $   850,000
     as a group

Former Officers
Robert A. Zummo                                              ----                  ----                   ----
Victor Guadagno                                              ----                  ----                   ----
Jeffrey J. Kaplan                                            ----                  ----                   ----


(1) See footnote (2) to the "New Plan Benefits" table in "Item 1. 2001 Stock Option Plan."

(2) Amounts assume continuation of current compensation levels to the time of severance. Severance arrangements also provide for health care continuation payments as described herein.




INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

       Each of the executive officers of the Company has a direct interest in the approval of the Parachute Payments as indicated above.


                           NEW EMPLOYMENT ARRANGEMENTS

EMPLOYMENT AGREEMENTS

       Corey Agreement. It is anticipated that immediately following the Special Meeting, Mr. Corey, as President and Chief Executive Officer, will enter into a new employment agreement with the Company. Such agreement will replace all prior agreements, including those described in "Executive Compensation--Pre-Chapter 11 Employment Arrangements" below. The employment agreement will provide for a base salary of $315,000, subject to increases at the discretion of the Board and the recommendations of the Compensation Committee. In addition to base salary, the employment agreement provides for an annual incentive bonus under the Company's Management Incentive Plan or in accordance with a formula or other bonus plan to be established by the Compensation Committee in advance of each fiscal year. It also provides, in the event of a Change of Control (as defined) while he is still employed with the Company or under certain circumstances following his termination of employment other than for Cause (as defined) or by reason of a Constructive Termination (as defined), he will be entitled to a one-time bonus of $961,400 at the time the Change of Control is consummated, provided it occurs within ten years following termination of his employment at a time when he is still alive.


       Also, pursuant to the employment agreement, Mr. Corey will receive, immediately upon execution of the agreement, options to purchase 173,200 shares of Common Stock under the Company's 2001 Stock Option Plan. Such grant shall consist of (i) Class A Options to purchase 110,000 shares at an exercise price equal to fair market value on the date of grant, two-thirds of which will be immediately vested, and the final third of which will vest on October 31, 2003, and (ii) Class B Options to purchase 63,200 shares of Common Stock at an exercise price equal to fair market value on the date of grant, vesting one-third on October 31, 2001, an additional one-third on October 31, 2002, and the final one-third on October 31, 2003. Effective April 1, 2002, if a Change of Control has not occurred by such date, Mr. Corey shall receive an additional grant of Class C Options to purchase an additional 36,800 shares of Common Stock vesting over the next three anniversary dates of such grant. The exercise price for such Class C Options shall be fair market value on the date of grant. If a Change of Control has occurred prior to April 1, 2002, Mr. Corey will then be entitled (as a replacement for such Class C Options) to receive additional
Class B Options to purchase 36,800 shares of Common Stock on equivalent terms. All such options are subject to acceleration in certain cases upon a Change of Control of the Company.

       If Mr. Corey's employment is terminated by the Company other than by reason of death or Disability (as defined) or for Cause or if the employment agreement is terminated by him by reason of a Constructive Termination, the Company shall pay Mr. Corey a severance and non-competition payment equal to two times his base salary at the time of termination, payable in equal monthly installments over the next succeeding 24 months, plus 18 months of health care continuation payments; provided that in the event that such a termination occurs before October 31, 2001, then the foregoing 24 month period and corresponding dollar amount of severance and non-competition payment shall be increased by one month for each calendar month by which such termination precedes November 1, 2001. If Mr. Corey's employment agreement is terminated by the Company in connection with a Change of Control and he is not offered a position with the acquirer with similar responsibilities or if he is initially offered and accepts the position with the acquirer, but is terminated without Cause within 12 months after accepting such position, then, in lieu of any other severance payment under his employment agreement, the Company shall pay Mr. Corey a severance and non-competition payment equal to two times his base salary at the time of termination in 24 equal monthly installments, plus 18 months of health care continuation payments; provided that in the event such a termination occurs on or before October 31, 2001, then the foregoing 24 month period and corresponding dollar amount of severance and non-competition payment shall be increased by one month for each calendar month by which such termination precedes November 1, 2001. All cash payments and health care continuation payments shall cease in the event of competitive employment. Such payments shall be mitigated by 50% of "severance period earnings" in the event of non-competitive employment with annual compensation up to $100,000 and shall cease altogether in the event of such annual compensation exceeding $100,000.


       It is anticipated that Mr. Corey's total W-2 compensation for the fiscal year ended March 31, 2001 will consist of approximately $306,800 in salary, $39,300 in bonus paid during the year, $126,000 as a year-end bonus under the Company's Management Incentive Plan (plus any additional amount determined by the Compensation Committee in allocating bonuses from a discretionary bonus pool under the Management Incentive Plan) and $32,500 in all other compensation.


       Menezes Agreement. It is anticipated that immediately following the Special Meeting, Mr. Menezes will enter into a new employment agreement with the Company. Such agreement will replace all prior agreements, including those described in "Executive Compensation--Pre-Chapter 11 Employment Arrangements" below. The employment agreement will provide for a base salary of $190,000, subject to increases at the discretion of the Board and the recommendation of the Compensation Committee. In addition to base salary, the employment agreement provides for an annual incentive bonus under the Company's Management Incentive Plan or in accordance with a formula or other bonus plan to be established by the Compensation Committee in advance of each fiscal year. It also provides that, in the event of a Change of Control while he is still employed by the Company or under certain circumstances following his termination of employment other than for Cause (as defined) or by reason of a Constructive Termination (as defined), he will be entitled to a one-time bonus of $393,300 at the time the Change of Control is consummated, provided it occurs within ten years following termination of his employment at a time when he is still alive.

       Also, pursuant to the employment agreement, Mr. Menezes will receive, immediately upon execution of the employment agreement, options to purchase 75,000 shares of Common Stock under the Company's 2001 Stock Option Plan. Such grant shall consist of (i) Class A Options to purchase 45,000 shares at an exercise price equal to fair market value on the date of grant, two-thirds of which will be immediately vested, and the final third which will vest on October 31, 2003, and (ii) Class B Options to purchase 30,000 shares of Common Stock at an exercise price equal to fair market value on the date of grant, vesting one-third on October 31, 2001, an additional one-third on October 31, 2002, and the final one-third on October 31, 2003. All such options are subject to acceleration in certain cases upon a Change of Control of the Company.

       If Mr. Menezes' employment is terminated by the Company other than by reason of death or Disability or for Cause or if the employment agreement is terminated by him by reason of a Constructive Termination, the Company shall pay Mr. Menezes a severance and non-competition payment equal to one and one half times his base salary at the time of termination, payable in equal monthly installments over the next 18 months, plus 18 months of health care continuation payments. If Mr. Menezes' employment agreement is terminated by the Company in connection with a Change of Control and he is not offered a position with the acquirer with similar responsibilities or if he initially is offered and accepts a position with the acquirer, but is terminated without Cause within 12 months after accepting such position, then, in lieu of any other severance payment under this employment agreement, the Company shall pay Mr. Menezes a severance and non-competition payment equal to one and one half times his base salary at the time of termination in 18 equal monthly installments, plus 18 months of health care continuation payments. All cash payments and health care continuation payments shall cease in the event of competitive employment. Such payments shall be mitigated by 50% of "severance period earnings" in the event of non-competitive employment with annual compensation up to $50,000 and shall cease altogether in the event of such annual compensation exceeding $50,000.


       It is anticipated that Mr. Menezes' total W-2 compensation for the fiscal year ended March 31, 2001 will consist of approximately $185,400 in salary, $43,600 in bonus paid during the year, $67,000 as a year-end bonus under the Company's Management Incentive Plan (plus any additional amount determined by the Compensation Committee in allocating bonuses from a discretionary bonus pool under the Management Incentive Plan) and $17,000 in all other compensation.

       Duerk Agreement. It is also anticipated that immediately following the Special Meeting, Mr. Duerk will enter into a new employment agreement with the Company. Such agreement will replace all prior agreements, including those described in "Executive Compensation--Pre-Chapter 11 Employment Arrangements" below. The employment agreement will provide for a base salary of $182,000, subject to increases at the discretion of the Board and the recommendation of the Compensation Committee. In addition to base salary, the employment agreement provides for an annual incentive bonus under the Company's Management Incentive Plan or in accordance with a formula or other bonus plan to be established by the Compensation Committee in advance of each fiscal year.

       If Mr. Duerk's employment is terminated by the Company other than by reason of death or Disability or for Cause or if the employment agreement is terminated by him by reason of a Constructive Termination, the Company will pay Mr. Duerk a severance and non-competition payment equal to one and one half times his base salary at the time of termination, payable in equal monthly installments over the next succeeding 18 months, plus 18 months of health care continuation payments. If Mr. Duerk's employment agreement is terminated by the Company in connection with a Change of Control and he is not offered a position with the acquirer with similar responsibilities or if he initially is offered and accepts a position with the acquirer but is terminated without Cause within 12 months after accepting such position, then, in lieu of any other severance payment under his employment agreement, the Company shall pay Mr. Duerk a severance and non-competition payment equal to one and one half times his base salary at the time of termination in 18 equal monthly installments, plus 18 months of health care continuation payments. All cash payments and health care continuation payments shall cease in the event of competitive employment. Such payments shall be mitigated by 50% of "severance period earnings" in the event of non-competitive employment with annual compensation up to $50,000 and shall cease altogether in the event of such annual compensation exceeding $50,000.


       It is anticipated that Mr. Duerk's total W-2 compensation for the fiscal year ended March 31, 2001 will consist of approximately $177,900 in salary, $64,000 in year-end bonus under the Company's Management Incentive Plan (plus any additional amount determined by the Compensation Committee in allocating bonuses from a discretionary bonus pool under the Management Incentive Plan) and $10,500 in all other compensation.

       MANAGEMENT INCENTIVE PLAN


       The Company's Board of Directors and Compensation Committee, subsequent to the Emergence Date (as defined below), reinstated the Company's Management Incentive Plan for the benefit of the Company's key executive officers and certain other management level employees (combining the Senior Management Plan and Management Incentive Plan previously in effect prior to the Chapter 11 Cases (as defined below)). The final amounts of bonuses payable under the Management Incentive Plan for fiscal year 2001 have not yet been determined. See "--Employment Agreements" above for certain additional information concerning the Management Incentive Plan.


       SEVERANCE PROGRAM


       It is also anticipated that immediately following the Special Meeting, the Company will enter into severance agreements with certain members of management (not including senior management to be subject to separate employment agreements as described above) providing severance payments to the employee in the event of a termination of employment by the Company other than by reason of death, Disability (as defined) or for Cause (as defined) or in the event of a termination by the employee by reason of a Constructive Termination (as defined), in either case, within 12 months following a Change of Control (as defined). Such payments shall be in an amount equal to base salary, plus health care continuation payments, covering a number of months, which may vary among participants. Such severance shall not be payable, however, in the event the acquiring person offers employment in a substantially equivalent position, in which event, if employment is terminated within the 12 month period, other than by reason of death, Disability or Cause, or in the event of Constructive Termination, the acquiring person will make the severance payment otherwise required under severance agreements with the Company. Such cash payments shall cease in the event the employee receives income from a subsequent employer or business during the payment period.


       2001 STOCK OPTION PLAN


       For information concerning the Company's 2001 Stock Option Plan as proposed to be implemented, including options to be granted immediately following the Special Meeting, see "Item 1. Approval of the 2001 Stock Option Plan" above.

       DIRECTOR COMPENSATION

       Directors who are employees of the Company receive no compensation, as such, for service as members of the Board. Directors who are not employees of the Company receive an annual retainer of $20,000, plus an additional $10,000 for Mr. Wetzel as Board Chairman and an additional $5,000 each for committee chairmen. They also each receive attendance fees ranging from $500 to $1,250 for attendance at Board and committee meetings attended in person or by telephone. Finally, directors receive additional compensation at a rate of $1,750 per day for special assignments, not including attendance at Board and committee meetings. All directors are reimbursed for expenses incurred in connection with attendance at meetings.

       Each non-employee director will receive an option grant under the Plan immediately following the Special Meeting. The exercise price for the shares of Common Stock subject to options granted to each non-employee director will be the fair market value of the shares on the date of grant, subject to adjustment as described above. See "Item 1. Approval of 2001 Stock Option Plan" above for a discussion of options granted under the Plan, including to directors.



                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT


       Except as otherwise indicated, the following table and notes set forth certain information, to the knowledge of the Company, regarding the beneficial ownership of the Common Stock as of March 16, 2001 by all persons known by the Company to be the beneficial owner of more than 5% of the Common Stock, by each director of the Company, by each of the Named Executives (as defined herein) and by all directors and executive officers of the Company as a group. Except as otherwise indicated, to the knowledge of the Company, each beneficial owner has the sole power to vote and to dispose of all shares of Common Stock owned by such beneficial owner.

                                                              Amount and Nature of           Percent of
          Name and Address of Beneficial Owner                Beneficial Ownership        Common Stock (1)
------------------------------------------------------------------------------------------------------------
Putnam Investment Management, Inc. (and related parties)           1,478,420                   29.6%
     c/o Corporate Actions Dept.
     25 Braintree Hill Office Park
     Braintree, MA  02184
Wayland Investment Fund, LLC (and related parties)                 1,256,591                   25.1%
     c/o CSFC Wayland Advisors Inc.
     12700 Whitewater Drive
     Minnetonka, MN  55343
SunAmerica Investments (and related parties)                       1,444,972                   28.9%
     1 Sun America Center
     Los Angeles, CA  90067

Current Officers and Directors
John C. Corey (2)                                                        607                      *
Andy Goldfarb                                                              0                     --
W. Allan Hopkins                                                           0                     --
Ben E. Waide III                                                           0                     --
Carroll R. Wetzel, Jr.                                                     0                     --
Brian P. Menezes                                                           0                     --
Stephen B. Duerk (2)                                                      15                      *

Former Officers
Robert A. Zummo                                                            0                     --
Victor Guadagno                                                            0                     --
Jeffrey J. Kaplan                                                          0                     --

All executive officers and directors as a group                            0                     --
     (consisting of 8 individuals)


*Less than 1%.


(1) Shares beneficially owned, as recorded in this table, expressed as a percentage of the shares of Common Stock outstanding. Does not include shares underlying stock options not yet granted, but are anticipated to be granted immediately following the Special Meeting. For information concerning such anticipated grants, see "Item 1. Approval of the 2001 Stock Option Plan."

(2) Includes 492 shares for Mr. Corey and 12 shares for Mr. Duerk underlying currently exercisable warrants under the Warrant Agreement (as defined in the Notice to Warrantholders herewith).


                            DIRECTORS OF THE COMPANY


         The following is certain information, as of March 16, 2001, with respect to each member of the Board of Directors of the Company. Each current director became a member of the Board on October 11, 2000 (the "Emergence Date"), the date the Company and certain of its domestic subsidiaries emerged from their pre-arranged cases under Chapter 11 of the U.S. Bankruptcy Code (the "Chapter 11 Cases") pursuant to the plan of reorganization (as amended, the "Plan of Reorganization") confirmed by the U.S. District Court for the State of Delaware (the "Bankruptcy Court") on August 31, 2000.


         JOHN C. COREY. Age 53. Mr. Corey has served as President, Chief Executive Officer and Director of the Company since the Emergence Date. Prior to that, he had served as President, Chief Operating Officer and Director of the Company since March 1999. Mr. Corey served as President of Stanley Mechanics Tools, Inc., a division of The Stanley Works, a company engaged in the business of manufacturing and distributing mechanics hand tools, from September 1996 to

March 1999 where he was responsible for worldwide operations. Prior to that, Mr. Corey served as an independent consultant while attending to personal business from December 1995 to August 1996 and as President of Allied Signal North American Aftermarket, a division of Allied Signal, Inc., a company engaged in the business of automotive components, from September 1994 to November 1995. From 1984 to 1994, Mr. Corey served in various positions for Moog Automotive, Inc., a company engaged in the business of manufacturing and distributing automotive steering and suspension parts, most recently as the President of the Steering and Suspension Division. Mr. Corey has over 15 years of experience in management and manufacturing in the automotive industry.

         ANDY GOLDFARB. Age 53. Mr. Goldfarb has served as a Director of the Company since the Emergence Date. From 1985 until March 2000, Mr. Goldfarb served as Chairman, President and Chief Executive Officer of HCC Industries, the world's largest independent hermetic sealing operation. From 1976 to 1985, Mr. Goldfarb served HCC Industries in various operational and financial positions, including Chief Operating Officer.

         W. ALLAN HOPKINS. Age 62. Mr. Hopkins has served as a Director of the Company since the Emergence Date. From 1998 until August 2000, Mr. Hopkins served as President and Chief Executive Officer of Atlas Steels Inc., a producer and seller of stainless and specialty steel products. From 1993 to 1996, Mr. Hopkins served as President and Chief Executive Officer of Algoma Steel Inc., a manufacturer and marketer of steel products. From 1984 to 1992, Mr. Hopkins served in various capacities including Senior Vice President, Vice President of Sales and Vice President and General Manager of Stelco, Inc., Canada's largest steel producer. Mr. Hopkins currently serves on the Board of Directors of Novamerican Steel Inc., a publicly traded company.


         BEN E. WAIDE III. Age 62. Mr. Waide has served as a Director of the Company since the Emergence Date. Since 1998, Mr. Waide has served as an Executive Consultant to E.I. duPont de Nemours and Company--DuPont Safety Resources, a global workplace consulting firm. From 1995 to 1998, Mr. Waide was Chairman and Chief Executive Officer of Atlantic Aviation Corporation, an aircraft maintenance management services company. Mr. Waide served as General Manager of the Films Division of E.I. duPont de Nemours and Company from 1990 to 1995.

         CARROLL R. WETZEL, JR. Age 57. Mr. Wetzel has served as Chairman of the Board of the Company since the Emergence Date. From 1988 to 1996, Mr. Wetzel was a Managing Director with the Mergers and Acquisition Group of Chemical Bank/Chase Manhattan. Prior to that, from 1981 to 1988, he was a Managing Director in Smith Barney's Mergers and Acquisitions Group. From 1976 to 1981, he worked as an investment banker with Dillon, Reed & Co. Inc.


                        EXECUTIVE OFFICERS OF THE COMPANY

        The following table sets forth the names, ages and all positions and offices with the Company held by the Company's present executive officers.


                  Name            Age              Positions and Offices Presently Held
--------------------------------------------------------------------------------------------

John C. Corey                      53         Director, President and Chief Executive Officer
Stephen B. Duerk                   58         Vice President; President, North American
                                                  Automotive
Brian P. Menezes                   48         Vice President and Chief Financial Officer
Vick Crowley                       34         Treasurer


        Executive officers are appointed by the Board and serve at the discretion of the Board. Following is information with respect to the Company's executive officers who are not also directors of the Company:


         STEPHEN B. DUERK. Mr. Duerk has served as President of the Company's North American Automotive Group since April 1998 and as President of Safety Components Fabric Technologies, Inc., a wholly-owned subsidiary of the Company ("SCFTI"), since January 1998. From July 1997 to January 1998, Mr. Duerk served the Company as Co-Managing Director of SCFTI. Prior to the Company's acquisition (the "JPS Acquisition") of the Air Restraint and Technical Fabrics Division of JPS Automotive L.P., through SCFTI, in July 1997, Mr. Duerk had served JPS Automotive, L.P., a tier one supplier to the automotive industry of carpet and knit fabrics for headliner and body cloth for automobiles, as Vice President of Air Restraint Fabrics in the Greenville, South Carolina facility from October 1988. From 1965 to October 1988, Mr. Duerk served in various positions for JP Stevens & Co., Inc., a company engaged in the business of manufacturing industrial textiles, of which JPS Automotive, L.P. was a part until its restructuring in May 1998, most recently as the Vice President of the Industrial Synthetic Group.


         BRIAN P. MENEZES. Mr. Menezes has served as Vice President and Chief Financial Officer of the Company since September 1999. From October 1997 to September 1999, Mr. Menezes served as Vice President and General Manager of Odyssey Knowledge Solutions, Inc., a Canadian software and systems development company focused on web-based e-commerce and enterprise solutions. From January 1993 to June 1997, Mr. Menezes served as Vice President of Operations for Cooper Industries (Canada) Inc. Automotive Products ("Cooper"), the largest supplier in the Canadian automotive replacement parts market. From January 1993 to June 1995, Mr. Menezes also served as the Vice President of Finance of Cooper.


         VICK CROWLEY. Mr. Crowley has served as Treasurer of the Company since August 2000. Prior to that, he had served as Assistant Treasurer with HomeGold Financial, Inc., of Greenville, South Carolina, a financial services firm, since 1995.


                             EXECUTIVE COMPENSATION


         The following table summarizes the compensation paid to each person who served as the Chief Executive Officer of the Company and the other most highly compensated executive officers of the Company for the Company's last completed fiscal year (the fiscal year ended March 25, 2000) (each person appearing in the table is referred to as a "Named Executive"). Note that information provided in "Executive Compensation" is generally for years ended March 25, 2000, prior to the Chapter 11 Cases. For information concerning the Company's post-Chapter 11 executive compensation arrangements, see "New Employment Arrangements" above.

                           SUMMARY COMPENSATION TABLE


                                                                                 Long Term
                                                  Annual Compensation          Compensation
                                                                                  Awards
                                              ----------------------------   -----------------

                                                                                 Securities
                                                                                 Underlying         All Other
            Name and                             Salary         Bonus           Options/SARs      Compensation
       Principal Position            Year         ($)            ($)               (#)(1)              ($)
--------------------------------------------------------------------------------------------------------------

Current Officers
John C. Corey                       2000      303,776             0             150,000/40,000      70,006 (3)
    President and Chief
    Executive Officer (2)

Stephen B. Duerk                    2000      175,000             0               15,000/6,000      14,707 (4)
    Vice President; President       1999      170,833             0                    0/6,000      11,975 (5)
    North American Automotive       1998       78,981             0               10,500/6,000       2,707 (6)
    Group

Brian P. Menezes                    2000      109,976             0                   50,000/0      17,467 (8)
    Vice President and Chief
    Financial Officer (7)

Former Officers
Robert A. Zummo                     2000      564,588             0              50,000/50,000      95,787 (10)
    Formerly Chairman of the        1999      525,000             0                   0/50,000      87,388 (11)
    Board, President and Chief      1998      439,185       491,000 (12)         55,000/40,000      89,925 (13)
    Executive Officer (9)

Victor Guadagno                     2000      162,000             0                   10,000/0      12,687 (15)
    Formerly Vice President;        1999      162,000             0                          0      11,552 (16)
    President, Systems Group (14)   1998      162,000             0                          0       7,635 (17)

Jeffrey J. Kaplan                   2000      262,500             0              50,000/40,000      46,478 (19)
    Formerly Executive Vice         1999      300,000             0                   0/40,000      63,763 (20)
    President and Chief Financial   1998      233,018       221,000(21)         150,000/20,000      35,168 (22)
    Officer (18)


-------------------

(1) All options and stock appreciation rights indicated relate to the Company's pre-Chapter 11 period and were cancelled pursuant to the Plan of Reorganization.


(2) Mr. Corey joined the Company in March 1999 as its Chief Operating Officer. He became Chief Executive Officer on the Emergence Date.


(3) Amount reflects $45,290 relocation expense, a $14,400 automobile allowance, $3,461 retro pay, a $5,062 matching contribution to the Company's 401(k) plan, $660 long-term disability premiums and $1,133 group life premiums.

(4) Amount reflects a $6,000 automobile allowance, $2,796 of club dues, a $4,625 matching contribution under the Company's 401(k) plan and $975 of group insurance premium.

(5) Amount reflects a $6,000 automobile allowance, a $5,000 matching contribution under the Company's 401(k) plan and $975 of insurance premiums.

(6) Amount reflects a $1,500 automobile allowance and $1,207 matching contribution under the Company's 401(k) plan.

(7) Mr. Menezes joined the Company in August 1999.


(8) Amount reflects $7,500 relocation expense, $500 elective insurance premiums, a $2,219 matching contribution under the Company's 401(k) plan, $326 long-term disability premiums, a $6,750 automobile allowance and $172 group life insurance premiums.


(9) Mr. Zummo's employment as an officer of the Company terminated October 11, 2000.

(10) Amount reflects an $18,000 automobile allowance, $69,494 elective life insurance premiums, a $5,000 matching contribution under the Company's 401(k) plan, $720 long-term disability premiums and $2,573 group life insurance premiums.

(11) Amount reflects $70,718 of life insurance premiums (which constitutes a gross-up amount to offset income tax exposure), a $9,600 automobile allowance, a $5,000 matching contribution under the Company's 401(k) plan, $720 of long-term disability insurance premiums and $1,350 of group insurance premiums.

(12) Includes $416,000 earned by Mr. Zummo under the Senior Management Plan (as defined herein) and a $75,000 transactional bonus earned by Mr. Zummo based on Mr. Zummo's performance in connection with the JPS Acquisition.

(13) Amount reflects $78,140 of life insurance premiums (which constitutes a gross-up amount to offset income tax exposure), a $9,600 automobile allowance, a $2,020 matching contribution under the Company's 401(k) plan and $165 long-term disability insurance premiums.

(14) Mr. Guadagno's employment with the Company terminated August 31, 2000.

(15) Amount reflects a $6,000 automobile allowance, a $4,874 matching contribution under the Company's 401(k) plan, and $1,813 group life insurance premiums.

(16) Amount reflects a $6,231 automobile allowance, a $4,313 matching contribution under the Company's 401(k) plan and $1,008 of group insurance premiums.

(17) Amount reflects a $6,000 automobile allowance and a $1,635 matching contribution under the Company's 401(k) plan.

(18) Mr. Kaplan's employment was terminated on August 31, 1999.

(19) Amount reflects $39,915 elective life insurance premiums, a $4,407 matching contribution to the Company's 401(k) plan, $630 long-term disability premiums and $1,526 group life insurance premiums.

(20) Amount reflects $47,579 of life insurance premiums (which constitutes a gross-up amount to offset income tax exposure), a $9,600 automobile allowance, a $5,000 matching contribution under the Company's 401(k) plan, $720 of long-term disability insurance premiums and $864 of group insurance premiums.


(21) Includes $191,000 earned by Mr. Kaplan under the Senior Management Plan and a $30,000 transactional bonus earned by Mr. Kaplan based on Mr. Kaplan's performance in connection with the JPS Acquisition, the Valentec acquisition and the related financings.


(22) Amount reflects $18,395 of life insurance premiums (which constitutes a gross-up amount to offset income tax exposure), a $14,400 automobile allowance, a $2,208 matching contribution under the Company's 401(k) plan and $165 long-term disability insurance premiums.

OPTION/SAR GRANTS IN LAST FISCAL YEAR


         The following options and stock appreciation rights ("SARs") were granted to the Named Executives during the fiscal year ended March 25, 2000 under the Company's 1994 Stock Option Plan (the "1994 Plan") and the Company's Stock Appreciation Rights Award Plan (the "SAR Plan"), respectively.


          As a result of the Company's Chapter 11 Cases, the 1994 Plan and SAR Plan were dissolved and options and SARs granted thereunder were cancelled.

                                INDIVIDUAL GRANTS


                                                                                        Potential Realized Value at
                                                                                          Assumed Annual Rates of
                          Number of        % of Total                                     Stock Price Appreciation
                          Securities      Options/SARs      Exercise or                       for Option Term
                          Underlying       Granted to          Base
                         Options/SARs     Employees in         Price      Expiration
         Name            Granted (#)    Fiscal Year(1)(2)   ($/sh) (3)    Date (4)(5)    5% ($) (6)     10% ($) (6)
--------------------------------------------------------------------------------------------------------------------
John C. Corey           100,000/40,000     18.6%/28.4%      $8.50/$8.50   03/09/03/02    $133,981        $281,350
John C. Corey              50,000/0          9.3/N/A          5.13/NA      05/09/NA        40,430          84,902
Stephen B. Duerk         15,000/6,000        2.8/4/0         5.13/8.50    05/09/03/02      12,129          25,470
Brian P. Menezes           50,000/0          9.3/N/A          5.34/NA      08/09/NA        42,086          88,377
Robert A. Zummo         50,000/50,000       9.3/35.5         5.13/8.50    05/09/03/02      40,430          84,902
Victor Guadagno            10,000/0          1.9/N/A          5.13/NA      05/09/NA         8,086          16,980
Jeffrey J. Kaplan       50,000/40,000       9.3/28.4         5.13/8.50    05/09/03/02      40,430          84,902


(1) Figures have been rounded to the nearest tenth.

(2) An aggregate of 40,000 of the SARs granted to employees during fiscal year 2000 were subsequently forfeited in connection with the respective employee's resignation from the Company.

(3) Figures have been rounded to the nearest cent.

(4) SARs become exercisable on the termination date of the SAR.

(5) Options become exercisable in three equal annual installments with the first installment commencing one year from the date of grant.

(6) Rounded to the nearest dollar.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

       The following table summarizes for each of the Named Executives the number of stock options and SARs exercised during the fiscal year ended March 25, 2000, the aggregate dollar value realized upon exercise, the total number of unexercised options and SARs, if any, held at March 25, 2000 and the aggregate dollar value of in-the-money, unexercised options and SARs, held at March 25, 2000. The value realized upon exercise is the difference between the fair market value of the underlying stock on the exercise date and the exercise or base price of the option or SAR, respectively. The value of unexercised, in-the-money options or SARs at fiscal year-end is the difference between its exercise or base price and the fair market value of the underlying stock on March 25, 2000, which was $0.52 per share.

       As a result of the Company's Chapter 11 Cases, the 1994 Plan and the SAR Plan were dissolved and all options and SARs granted thereunder were cancelled.


                                Shares Acquired on                                   Number of Securities
                             Exercise or with respect                               Underlying Unexercised
                                 to which Options                                  Options and SARs at Fiscal
                                   or SARs were                   Value                  Year-End (#)
     Name                          exercised (#)              Realized ($)         Exercisable/Unexercisable*
-------------------------------------------------------------------------------------------------------------
John C. Corey                           0                         N/A                    0/150,000 (1)
John C. Corey                           0                         N/A                    0/40,000 (2)
Stephen B. Duerk                        0                         N/A                  20,000/25,000 (1)
Stephen B. Duerk                        0                         N/A                    0/18,000 (2)
Brian P. Menezes                        0                         N/A                    0/50,000 (2)
Robert A. Zummo                         0                         N/A                  66,668/68,332 (1)
Robert A. Zummo                         0                         N/A                    0/140,000 (2)
Victor Guadagno                         0                         N/A                  20,000/10,000 (1)
Jeffrey J. Kaplan                       0                         N/A                    325,000/0 (1)
Jeffrey J. Kaplan                       0                         N/A                    0/100,000 (2)



* None of the options or SARs referenced in the chart were in-the-money on March 25, 2000.


(1) Represents options to purchase Common Stock granted by the Company to the Named Executive under the 1994 Plan.

(2) Represents SARs granted by the Company to the Named Executive under the SAR Plan.


PRE-CHAPTER 11 EMPLOYMENT ARRANGEMENTS

       EMPLOYMENT AGREEMENTS


       Zummo Agreement. Mr. Zummo served as Chief Executive Officer of the Company pursuant to a five-year employment agreement, which became effective as of April 19, 1999. The employment agreement provided for a base salary for the first year of the term of $575,000, subject to annual increases of the Compensation Committee of the Board of Directors commencing in fiscal year 2001. In addition to the base salary, the employment agreement provided for an annual incentive bonus under the Company's Senior Management Incentive Plan (the "Senior Management Plan") and a performance based bonus for fiscal year 2000 of up to a maximum of 50% of his base salary for such fiscal year based on the achievement of pre-determined target levels of the Company's earnings. Mr. Zummo did not earn a bonus for fiscal year 2000. On April 10, 2000, the Company filed a petition for relief under Chapter 11 of the U.S. Bankruptcy Code with the U.S. District Court for the District of Delaware. In connection with that filing, Mr. Zummo, the Company and representatives of holders of the Company's then outstanding 10 1/8% Senior Subordinated Notes due 2007, Series B, entered into a restructuring agreement dated as of April 6, 2000 (the "Restructuring Agreement"). The Restructuring Agreement provided, among other things, that upon the effective date of a plan for the reorganization of the Company, Mr. Zummo's service as Chief Executive Officer of the Company would terminate and Mr. Zummo would begin to serve the Company as a business consultant for a period of two years. The Restructuring Agreement provided further that in consideration of his service as a business consultant to the Company, during the term of that service, the Company would pay Mr. Zummo the salary and health and insurance benefits (other than bonuses) due to him under his employment agreement. Pursuant to such Restructuring Agreement and confirmation of the Company's Plan of Reorganization, Mr Zummo's service as Chief Executive Officer terminated as of the Emergence Date.

       Corey Agreement. Prior to the Emergence Date, Mr. Corey served as President and Chief Operating Officer of the Company. At the time of his initial employment, he entered into a three-year employment agreement, which became effective as of March 28, 1999. The employment agreement provides for a base salary for the first year of the term of $300,000, subject to annual increases at the discretion of the Compensation Committee of the Board of Directors commencing in fiscal year 2001. In addition to the base salary, the employment agreement provides for an annual incentive bonus under the Senior Management Plan commencing in fiscal year 2001 and a performance based bonus for fiscal year 2000 of up to a maximum of 40% of his base salary for such fiscal year based on the achievement of pre-determined target levels of the Company's earnings. Pursuant to the terms of the employment agreement, Mr. Corey was awarded options to purchase 100,000 shares of Common Stock under the 1994 Plan and SARs relating to 40,000 shares of Common Stock under the SAR Plan. The options granted to Mr. Corey under the 1994 Plan were scheduled to vest in three equal annual installments with the first installment commencing one year from the date of grant. The SARs granted to Mr. Corey under the SAR Plan had a term of three years and could only be exercised on the third anniversary of the date of grant. In the event Mr. Corey's employment is terminated by the Company during the first two years of the term without "Cause" (other than as a result of death or Disability or in connection with a Change of Control), including by reason of a Constructive Termination (as each such term is defined in the employment agreement), the Company is required to pay Mr. Corey an amount equal to his full salary in effect for the year immediately preceding termination for the remainder of the full term. If such termination occurs during the last year of the term, the Company is required to pay Mr. Corey an amount equal to his full salary in effect for the year immediately preceding termination. If Mr. Corey's employment is terminated following a Change of Control (including by reason of a Constructive Termination), the Company is required to pay Mr. Corey an amount equal to two times his full salary in respect of the year immediately preceding termination. In addition, if Mr. Corey's employment agreement is not renewed by the Company after the expiration of the initial three-year term, other than for "Cause," the Company would be required to continue to pay Mr. Corey's full salary in effect for the year immediately preceding termination for a period of one year from the time of termination. For information concerning Mr. Corey's new employment agreement, to become effective immediately following the Special Meeting, see "New Employment Agreements."

       Duerk Agreement. Mr. Duerk serves as Vice President of the Company and President of the Company's North American Automotive Group. At the time of his initial employment, he entered into a two-year employment agreement, which became effective in June 1998. The employment agreement provided for a base salary for the first year of the term of $175,000, subject to annual increases at the discretion of the Compensation Committee of the Board of Directors. The employment agreement also provided for an annual incentive bonus under the Company's Management Incentive Plan (the "Management Incentive Plan"). Mr. Duerk did not earn a bonus for fiscal year 2000 under such plan. In addition, the employment agreement provided that (i) in the event Mr. Duerk's employment was terminated without "Cause" (as such term is defined in the employment agreement), the Company was required to continue to pay Mr. Duerk's full salary (but no bonus compensation) for a period of twelve months from the time of termination, (ii) if Mr. Duerk's employment was terminated by the Company in connection with a "Change of Control" (as such term is defined in the employment agreement), the Company was required to pay Mr. Duerk an amount equal to two times his full salary and incentive bonus in respect of the year immediately preceding termination; and (iii) if Mr. Duerk's employment agreement was not renewed by the Company after the expiration of the term other than for Cause, the Company was required to continue to pay Mr. Duerk's full salary (but no bonus compensation) for a period of twelve months from the time of termination. For information concerning Mr. Duerk's new employment agreement, to become effective immediately following the Special Meeting, see "New Employment Agreements."

       Menezes Agreement. Mr. Menezes serves as Vice President and Chief Financial Officer of the Company pursuant to a two-year employment agreement, which became effective as of August 23, 1999. The employment agreement provides for a base salary for the first year of the term of $180,000, subject to annual increases in the discretion of the Compensation Committee of the Board of Directors. In addition to the base salary, the employment agreement provided for an annual incentive bonus for fiscal year 2000 of not less than $20,000. In succeeding years of his term he is entitled to bonus compensation pursuant to the Management Incentive Plan. Mr. Menezes was awarded options to purchase 50,000 shares of Common Stock under the 1994 Plan. In the event Mr. Menezes' employment is terminated without "Cause" (as such term is defined in the employment agreement), the Company is required to pay Mr. Menezes' full salary (but no bonus compensation) for the remainder of the employment term or for at least a period of six months. For information concerning Mr. Menezes' new employment agreement, to become effective immediately following the Special Meeting, see "New Employment Agreements."

       Kaplan Agreement. Mr. Kaplan served as Executive Vice President and Chief Financial Officer of the Company pursuant to a three-year employment agreement, which became effective in February 1997 and terminated on August 31, 1999. Mr. Kaplan's base salary for the first year of the term was $220,000, subject to annual increases at the discretion of the Board of Directors. In each of September 1997 and March 1998, the Compensation Committee of the Board of Directors approved an increase of salary payable to Mr. Kaplan under his employment agreement to $242,000 and $300,000, respectively. In addition to the base salary, the employment agreement provided for an annual incentive bonus. Pursuant to the terms of the employment agreement, Mr. Kaplan was awarded options under the 1994 Plan in accordance with the following schedule: (i) options to purchase 125,000 shares of Common Stock were issued on February 15, 1997; (ii) options to purchase 50,000 shares of Common Stock were issued on April 1, 1997; and (iii) options to purchase 50,000 shares of Common Stock were to be issued on April 1, 1998, but were actually issued on August 13, 1997 after approval by the Compensation Committee of the acceleration of the issuance of such options. In connection with Mr. Kaplan's resignation from the Company effective as of August 31, 1999 (i) Mr. Kaplan received one year's salary (i.e. $300,000 payable over a twelve month period), (ii) the Company also agreed to continue to pay certain fringe benefit premiums for twelve months and automobile lease payments until February 2000, (iii) his option agreements were amended to provide for the immediate vesting of all unvested options and to extend the time that Mr. Kaplan could exercise his options to a period of three years, and (iv) his outstanding SARs were amended to provide for continued participation during the remainder of the respective terms thereof.


       SENIOR MANAGEMENT PLAN

       Prior to the filing of the Company's Chapter 11 Cases, the Company had established a Senior Management Plan, which provided for annual performance based bonuses to certain key executive officers, primarily based on pre-determined target levels of the Company's earnings. Upon the occurrence of a Change of Control (as such term is defined in the Senior Management Plan) such pre-determined target levels relating to the fiscal year in which the Change of Control occurs would be deemed to have been achieved and payments of the awards would be made promptly after the Change of Control. In the event that the actual performance of the Company exceeded such target levels, such awards would be based on the actual performance of the Company. No bonuses for fiscal year 2000 were granted under the Senior Management Plan.

       MANAGEMENT INCENTIVE PLAN

       Also prior to the Chapter 11 Cases, the Company had established a Management Incentive Plan, which provided for annual performance based bonuses to certain management level employees (other than key executive officers), primarily based on pre-determined levels of the

Company's earnings. No bonuses for fiscal year 2000 were granted under the Management Incentive Plan.

       EXECUTIVE SEVERANCE PROGRAM

       In connection with the Chapter 11 Cases, the Board of Directors adopted, and the creditors' committee and Bankruptcy Court approved, an executive severance plan (the "Chapter 11 Severance Plan"). The Chapter 11 Severance Plan provided for the Company to pay certain benefits to a Key Executive (as defined below) if his employment is terminated either by the Company without Cause (as defined therein) or by the executive for Good Reason (as defined therein). The following table sets forth (i) the names of the executives eligible to participate in the Chapter 11 Severance Plan (the "Key Executives"), (ii) the cash payment each Key Executive was eligible to receive thereunder, and (iii) the period of time for which each Key Executive would continue to receive the health insurance coverage in effect at the time of termination thereunder:

                                                                    Health Insurance
             Executive        Cash Severance Benefit ($)      Continuation Period (months)
--------------------------------------------------------------------------------------------
John C. Corey                          600,000                             24
Brian P. Menezes                       270,000                             18
Stephen B. Duerk                       262,000                             18
Daniel R. Smith (1)                    105,000                             12


(1) Mr. Smith resigned as an employee of the Company effective as of June 12, 2000 and is no longer entitled to benefits under the Chapter 11 Severance Plan.

       Key Executives are not entitled to severance under any other plan, program, arrangement or agreement with the Company or any subsidiary thereof and the benefits received under the Chapter 11 Severance Plan would be reduced, dollar for dollar by any such severance received. Unless his termination was preceded by a Change of Control (as defined) of the Company, a Key Executive receiving benefits under the Chapter 11 Severance Plan would be required to enter into a release with respect to the Company in consideration of receiving such benefits.


       1994 STOCK OPTION PLAN


       On January 27, 1994, the Board of Directors adopted and the stockholders approved the 1994 Plan. On May 4, 1996, July 29, 1996, July 22, 1997, May 28, 1998, and July 12, 1999, the Board of Directors approved certain amendments to the 1994 Plan, which were subsequently approved by the stockholders of the Company. Additionally, in July 1999, the 1994 Plan was further amended to provide that the Compensation Committee of the Board of Directors had discretion to extend the period of time that an option granted under the 1994 Plan may be exercised by an optionee after the termination of such optionee's employment, directorship or consulting arrangement with the Company, as the case may be. The 1994 Plan provided for the issuance of options to purchase up to 1,500,000 shares of Common Stock, of which options to purchase 1,375,000 shares could be issued to officers, key employees and consultants of the Company and options to purchase 125,000 shares could be issued to non-employee directors of the Company. Except in certain circumstances, upon the occurrence of a Change of Control (as such term is defined in the 1994 Plan), all options granted under the 1994 Plan that were outstanding and not yet vested (including options granted to non-employee directors) would become 100% vested effective on the date on which such Change of Control occurs and would be thereafter exercisable in accordance with the terms of the 1994 Plan and any applicable award agreement between the Company and the optionee. As a result of the Company's Chapter 11 Cases, the 1994 Plan was dissolved.

       SAR PLAN

       The SAR Plan was approved by the Compensation Committee of the Board of Directors on October 13, 1997, effective as of April 1, 1997, and subsequently ratified by the Board of Directors on May 28, 1998 and approved by the stockholders of the Company on September 9, 1998. Pursuant to the SAR Plan, the Compensation Committee of the Board of Directors granted participating officers and key employees of the Company SARs, which entitled the recipients thereof to receive payments in cash equal to the appreciation in the fair market value of a specified number of shares of Common Stock from the date of grant until the date of exercise (the "Excess Value"). Upon the occurrence of a Change of Control (as such term is defined in the SAR Plan), unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, all SARs granted under the SAR Plan would become fully exercisable as of the date of such Change of Control and each outstanding SAR award would be deemed to have been exercised on such date and entitled to an immediate cash payment in an amount equal to the Excess Value on such deemed date of exercise; provided, however, that if, following such date, the Common Stock continued to be quoted on NASDAQ (or a successor quotation system) or publicly traded on an exchange, the participant would have the option whether or not his or her employment continues after such date, to exercise his or her respective SARs in whole, but not in part (i) upon the date of such Change of Control or (ii) at any time until the earlier of (x) the expiration date thereof or (y) the date upon which the Common Stock shall cease to be quoted or publicly traded and in the case of such delisting, the SAR would be deemed to have been exercised on the date of such delisting. As a result of the Company's Chapter 11 filing, the SAR Plan was dissolved.

       DIRECTORS' COMPENSATION


       Directors who were employees of the Company received no compensation, as such, for service as members of the Board. Directors who were not employees of the Company received an annual retainer of $20,000 and an attendance fee of $1,250 for each Board meeting or committee meeting attended in person by that director and $300 for each telephonic Board meeting or committee meeting in which such director participated; provided that fees for in-person meetings of the Board and committees could not exceed $1,250 per day. All directors were reimbursed for expenses incurred in connection with attendance at meetings.


       Each non-employee director received an automatic option grant under the 1994 Plan, vesting in equal installments over a three-year period, at the beginning of each calendar year in which he served as a director of the Company. On January 14, 1998, the Board of Directors approved an amendment to the 1994 Plan, which increased the size of the annual formula grant to non-employee directors under the 1994 Plan from an option to purchase 2,500 shares of Common Stock to an option to purchase 4,000 shares of Common Stock. The exercise price of the shares of Common Stock subject to options granted to each non-employee director was the fair market value of the shares Common Stock on the date of grant. Options granted to non-employee directors, with limited exceptions, could only be exercised within ten years of the date of grant and while the recipient of the option is a director of the Company.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         For the fiscal year ended March 25, 2000, former directors Messrs. Joseph J. DioGuardi and Robert J. Torok served as the Company's Compensation Committee.

                                 OTHER BUSINESS

         The Board of Directors of the Company currently knows of no other matters to be presented at the Special Meeting. However, if any other matters properly come before the meeting, or any adjournment thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

                              STOCKHOLDER PROPOSALS


        Proposals of stockholders intended to be presented at the next annual meeting of the Company's stockholders must be received by the Company for inclusion in the Company's 2001 Annual Meeting Proxy Statement and form of proxy a reasonable time (20 business days) before the Company begins to print and mail its proxy materials for such meeting in accordance with the SEC's Rule 14a-8(e) promulgated under the Exchange Act. Pursuant to the Company's bylaws, notice of a stockholder proposal submitted outside the processes specified by said Rule 14a-8 will be considered untimely following the later of the 60th day prior to such meeting or the 10th day following the day on which the Company first makes a public announcement of the date of such meeting. The Company will announce such meeting date and the date it intends to print and mail the related proxy materials as soon as practicable following the determination of such dates by the Board.


                              COST OF SOLICITATION

        The cost of soliciting proxies in the accompanying form has been or will be borne by the Company. Directors, officers and employees of the Company may solicit proxies personally or by telephone or other means of communications. Although there is no formal agreement to do so, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Company may reimburse them for any attendant expenses.

        It is important that your shares be represented at the meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.

                                        By Order of the Board of Directors,



                                        /s/ BRIAN P. MENEZES

                                        BRIAN P. MENEZES
                                        Secretary


Dated:  March 26, 2001
Greenville, South Carolina

                                      PROXY

                      SAFETY COMPONENTS INTERNATIONAL, INC.
                         SPECIAL MEETING, APRIL 11, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Carroll R. Wetzel, Jr. and John C. Corey as Proxies, each with full power to appoint his substitute, and hereby authorizes either or both of them to appear and vote as designated below, all shares of Common Stock of Safety Components International, Inc. held of record by the undersigned on March 16, 2001, at the Special Meeting of Stockholders to be held on April 11, 2001, and any adjournments thereof.

THE UNDERSIGNED HEREBY DIRECTS THIS PROXY TO BE VOTED AS FOLLOWS:

1) PROPOSAL TO ADOPT THE SAFETY COMPONENTS INTERNATIONAL, INC. 2001 STOCK OPTION PLAN (THE "PLAN") AUTHORIZING THE ISSUANCE OF UP TO 900,000 SHARES OF THE COMPANY'S COMMON STOCK UNDER THE PLAN TO KEY EMPLOYEES, INCLUDING OFFICERS, AND/OR TO DIRECTORS AND CONSULTANTS:

              [ ] FOR                 [ ] AGAINST               [ ] ABSTAIN

2) PROPOSAL TO APPROVE CERTAIN CASH PAYMENTS PAYABLE TO, AND DECREASES IN THE EXERCISE PRICE OF CERTAIN STOCK OPTIONS TO BE GRANTED PURSUANT TO THE PLAN FOR THE BENEFIT OF, MEMBERS OF THE COMPANY'S MANAGEMENT UNDER EMPLOYMENT AGREEMENTS AND/OR SEVERANCE ARRANGEMENTS ENTERED INTO BY THE COMPANY, IN THE EVENT OF A CHANGE OF CONTROL OF THE COMPANY:

              [ ] FOR                 [ ] AGAINST               [ ] ABSTAIN

IN THEIR DISCRETION, THE NAMED PROXIES MAY VOTE ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING PROXY STATEMENT DATED MARCH 26, 2001.


                      (Please Sign and Date the Other Side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.


SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE SPECIAL MEETING IN ACCORDANCE WITH THE STOCKHOLDER'S SPECIFICATIONS ABOVE. THE PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT OF MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED.




                                    Date:
                                          ----------------------------

                                    ----------------------------------
                                    Signature of stockholder

                                    ----------------------------------
                                    Signature if held jointly


                                    NOTE: PLEASE MARK, DATE, SIGN AND RETURN
                                    THIS PROXY PROMPTLY USING THE ENCLOSED
                                    ENVELOPE. WHEN SHARES ARE HELD BY JOINT
                                    TENANTS, BOTH SHOULD SIGN. IF SIGNING AS
                                    ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE
                                    OR GUARDIAN, PLEASE GIVE FULL TITLE. IF A
                                    CORPORATION OR PARTNERSHIP, PLEASE SIGN IN
                                    CORPORATE OR PARTNERSHIP NAME BY AN
                                    AUTHORIZED PERSON.